Exhibit 99.1

Press Release

AES Investor Contact: Ahmed Pasha 703-682-6451

AES Media Contact: Amy Ackerman 703-682-6399

AIMCo Media Contact: Dénes Németh 780-392-3857

Fir Tree Partners Media Contact: Taylor Ingraham 203-992-1230

AES and AIMCo Agree to Acquire sPower, the Largest Independent Solar Developer in the United States, from Fir Tree Partners

ARLINGTON, Va., February 24, 2017 – The AES Corporation (NYSE: AES) and Alberta Investment Management Corporation (AIMCo), on behalf of certain of its clients, have agreed to acquire FTP Power LLC (sPower), the largest independent owner, operator and developer of utility scale solar assets in the United States, from Fir Tree Partners and its minority owners, for $853 million in cash, plus the assumption of $724 million in non-recourse debt. In connection with the transaction, AES and AIMCo will each directly and independently purchase and own slightly below 50% equity interests in sPower.

sPower, a Fir Tree portfolio company that the firm capitalized in 2014, owns and operates utility and commercial distributed electrical generation systems across the United States. The sPower portfolio includes 1,274 MW of solar and wind projects in operation or under construction and a development pipeline of more than 10,000 MW located in the United States. The operating assets and projects under construction are under long-term Power Purchase Agreements (PPA) with an average remaining life of 21 years. The offtakers under the PPAs have an average credit rating of A1. After closing, AES’ ownership of renewable energy projects in operation and under construction will grow from 8,278 MW to 9,552 MW, including hydro, wind, solar and energy storage.

“We are very pleased to acquire sPower, the largest independent solar developer in the United States. sPower not only brings 1.3 GW of installed capacity with an average remaining contract life of more than 20 years, but a first class management and development team with a pipeline of more than 10 GW of projects,” said Andrés Gluski, AES President and Chief Executive Officer.

“AIMCo is excited to acquire an approximate 50% interest in sPower, on behalf of our clients and consistent with our investment mandate, and in partnership with AES,” stated Kevin Uebelein, Chief Executive Officer of AIMCo. “sPower is an impressive organization that has and continues to successfully develop and execute a robust renewable energy development pipeline, delivering value to all of its many stakeholders.  Our partner, AES, is a world class leader in sustainable energy and we are delighted to be working with them.”

“It is extremely rewarding to realize Fir Tree’s vision for sPower with this agreement between our company and AES and AIMCo,” said Jeffrey Tannenbaum, Chairman of the Board of sPower and founder of Fir Tree Partners. “sPower’s innovation and significant commercial success in just three years is testament to its outstanding management team and demonstrates that clean energy is a strong and profitable tool for driving economic growth and meaningful job creation for skilled workers. Clean energy is the future and the opportunity ahead for sPower is very large. We believe AES and AIMCo are the right partners to support the company’s continued evolution and ambitious goals for clean energy development, job creation, and greenhouse gas reductions.”

Ryan Creamer, Chief Executive Officer of sPower, said, “With the help of Fir Tree, we have experienced incredible growth over the last three years. We are excited to become part of the AES/AIMCo partnership and we are confident that it positions us to continue to grow, develop and maximize the platform that we have created. On behalf of the entire sPower team, I want to thank Fir Tree for its support and vision that have been so critical to our success.”

This transaction is expected to close by the third quarter of 2017, subject to review or approval by the Federal Energy Regulatory Commission, the Committee on Foreign Investment in the United States and the expiration or termination of any waiting period under the Hart-Scott-Rodino Act. The acquisition price is subject to customary post-signing purchase price adjustments.

AES will provide its 2017 guidance and longer-term expectations, and discuss this transaction on its fourth quarter and full year 2016 financial review call on February 27, 2017.

A Fact Sheet listing sPower’s operating assets and projects under construction accompanies this Press Release.

About AES

The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 17 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 21,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2015 revenues were $15 billion and we own and manage $37 billion in total assets. To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

About AIMCo

AIMCo is one of Canada’s largest and most diversified institutional investment managers with more than $95 billion of assets under management. AIMCo was established on January 1, 2008 with a mandate to provide superior long-term investment results for its clients. AIMCo operates at arms-length from the Government of Alberta and invests globally on behalf of 31 pension, endowment and government funds in the Province of Alberta. For more information on AIMCo please visit www.aimco.alberta.ca.

About sPower

Headquartered in Salt Lake City, with offices in San Francisco, Long Beach and New York City, sPower is the largest private owner of operating solar assets in the United States. sPower owns and operates utility and commercial distributed electrical generation systems across the U.S. producing in excess of 1.1 GW of power. Additionally, sPower has an in-construction and development pipeline in excess of 10 GW. For more information on sPower, please visit www.spower.com.

About Fir Tree Partners

Fir Tree, founded in 1994, is a private investment firm with approximately $10 billion of capital under management. The firm invests worldwide in public and private companies, real estate, and debt. Fir Tree manages assets on behalf of leading endowments, foundations, pension funds, and sovereign wealth funds. The firm maintains offices in New York and Miami.

AES Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the expected timeline for completing the proposed transaction, sPower’s projects under development, the Company’s future cash flows, improvement in the Company’s credit metrics and growth of the Company’s dividend. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

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Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2015 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2015 Annual Report on Form 10-K dated on or about February 23, 2016 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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sPower Operating Assets

Business	Location	Fuel	Gross MW	Date of Commencement of Commercial Operations	Contract Expiration Date	Customer(s)
Solverde 1	US-CA	Solar - Utility	106	2016	2036	CDWR
Pioneer Wind Park	US-WY	Wind	80	2016	2036	PacifiCorp
Beacon Solar 1	US-CA	Solar - Utility	64	2017	2042	LADWP
Beacon Solar 3	US-CA	Solar - Utility	63	2017	2042	LADWP
Antelope DSR 1	US-CA	Solar - Utility	63	2016	2036	SCPPA
Latigo Wind Park	US-UT	Wind	62	2016	2036	PacifiCorp
Eden Solar	US-NC	Solar - Utility	62	2015	2030	Duke Energy Progress
Sandstone Solar	US-AZ	Solar - Utility	58	2015	2036	Salt River Project
Beacon Solar 4	US-CA	Solar - Utility	57	2016	2041	LADWP
Elevation Solar C	US-CA	Solar - Utility	51	2016	2046	City of Palo Alto
Hayworth	US-CA	Solar - Utility	33	2015	2045	City of Palo Alto
Sale-Leaseback[1]	US-Various	Solar - Distributed	31	2008-2014	Various	Various[2]
Adera Solar	US-CA	Solar - Utility	27	2015	2035	Southern California Edison
Antelope Big Sky Ranch	US-CA	Solar - Utility	26	2016	2041	SCPPA
Summer Solar SCPPA	US-CA	Solar - Utility	26	2016	2041	SCPPA
WABSRB	US-CA	Solar - Utility	26	2016	2046	City of Palo Alto
SEPV Mojave West	US-CA	Solar - Utility	25	2016	2036	Southern California Edison
WABSRA	US-CA	Solar - Utility	24	2014	2034	PG&E
Central Anelope Dry Ranch C	US-CA	Solar - Utility	23	2016	2036	Southern California Edison
Sierra Solar	US-CA	Solar - Utility	23	2015	2035	Southern California Edison
North Lancaster Ranch	US-CA	Solar - Utility	22	2016	2036	Southern California Edison
Redcrest	US-CA	Solar - Utility	21	2015	2035	Southern California Edison
Woodmere	US-CA	Solar - Utility	19	2015	2035	PG&E
Leavenworth Greenworks	US-NY	Solar - Utility	14	2016	2034	Long Island Power Authority
Western Antelope Dry Ranch (LCE)	US-CA	Solar - Utility	13	2016	2036	LCE
SEPV Palmdale East	US-CA	Solar - Utility	12	2015	2035	Southern California Edison
Victor Dry Farm Ranch	US-CA	Solar - Utility	11	2015	2035	Southern California Edison

American Solar Greenworks	US-CA	Solar - Utility	9	2016	2036	Southern California Edison
Victor Mesa Linda B2-E2 (Seneca)	US-CA	Solar - Utility	8	2014	2034	Southern California Edison
Summer Solar A2-D2	US-CA	Solar - Utility	8	2014	2034	Southern California Edison
Sutter Greenworks	US-NY	Solar - Utility	7	2015	2035	Long Island Power Authority
Citizen B Solar	US-CA	Solar - Utility	7	2015	2035	Southern California Edison
Lancaster Little Rock C	US-CA	Solar - Utility	7	2015	2035	Southern California Edison
Biscoe	US-NC	Solar - Utility	7	2014	2029	Duke Energy Progress
Selma	US-NC	Solar - Utility	7	2014	2029	Duke Energy Progress
Turkey Branch	US-NC	Solar - Utility	7	2014	2029	Duke Energy Progress
Nick	US-NC	Solar - Utility	7	2014	2029	Duke Energy Carolinas
Antelope DSR 2	US-CA	Solar - Utility	6	2016	2036	SCPPA
Lancaster Dry Farm Ranch	US-CA	Solar - Utility	6	2014	2034	Southern California Edison
Expressway Solar A & B	US-CA	Solar - Utility	5	2014	2034	Southern California Edison
Fairmont	US-NC	Solar - Utility	5	2013	2028	Duke Energy Progress
AE Israel	US-NC	Solar - Utility	5	2014	2029	Duke Energy Progress
Battleground	US-NC	Solar - Utility	4	2013	2028	Duke Energy Carolinas
Rodeo Solar C2 & D2	US-CA	Solar - Utility	4	2014	2034	Southern California Edison
SEPV 18	US-CA	Solar - Utility	3	2016	2036	Southern California Edison
Southbridge	US-MA	Solar - Distributed	3	2016	2036	Town of Southbridge
Spring Hill Road	US-MA	Solar - Distributed	3	2015	2035	Town of Southbridge
Kenansville	US-NC	Solar - Utility	3	2013	2028	Duke Energy Progress
Tom Taylor	US-NC	Solar - Utility	3	2014	2029	Duke Energy Progress

Warsaw I	US-NC	Solar - Utility	3	2013	2028	Duke Energy Progress
Warsaw II	US-NC	Solar - Utility	3	2013	2028	Duke Energy Progress
Innovative Solar 14	US-NC	Solar - Utility	3	2014	2029	Duke Energy Carolinas
Beulaville	US-NC	Solar - Utility	3	2013	2028	Duke Energy Progress
Wallace	US-NC	Solar - Utility	3	2013	2028	Duke Energy Progress
Innovative Solar 15	US-NC	Solar - Utility	3	2014	2029	Duke Energy Carolinas
Ellerbe	US-NC	Solar - Utility	2	2013	2028	Duke Energy Progress
Expressway Solar C2	US-CA	Solar - Utility	2	2014	2034	Southern California Edison
Sterlington Greenworks	US-NY	Solar - Utility	2	2015	2035	Long Island Power Authority
South Barre Road	US-MA	Solar - Distributed	1	2015	2035	Town of Southbridge
North Brookfield	US-MA	Solar - Distributed	1	2015	2035	City of North Adams
Westminster Country Club	US-MA	Solar - Distributed	1	2015	2035	City of North Adams
TOTAL			1,184

1 Includes 77 projects.

2 24 government, municipal, commercial and industrial offtakers.

sPower Projects Under Construction

Business	Location	Fuel	Gross MW	Date of Commencement of Commercial Operations	Contract Expiration Date	Customer(s)
Bayshore			91
Bayshore A	US-CA	Solar - Utility	25	2017	2037	PG&E
Bayshore B	US-CA	Solar - Utility	25	2017	2037	PG&E
Bayshore C	US-CA	Solar - Utility	25	2017	2037	PG&E
Aspiration Solar G	US-CA	Solar - Utility	12	2017	2037	PG&E
Lancaster WAD B	US-CA	Solar - Utility	4	2017	2037	Southern California Edison
TOTAL UNDER CONSTRUCTION			91

1,274 MW in Operation & Under Construction by Geography

NY 2%
Other US 1%
AZ 5%
UT 5%
WY 6%
NC 10%
CA 71%